Exhibit 99.1

ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE

Abraxas to Present at EnerCom’s Oil & Gas Conference

SAN ANTONIO (August 12, 2011) – Abraxas Petroleum Corporation (NASDAQ:AXAS) is scheduled to present at EnerCom’s 2011 Oil & Gas Conference to be held August 14 - 18, 2011 in Denver, CO.

The presentation is scheduled to begin at 3:35 p.m. Mountain Time (4:35 p.m. CT / 5:35 p.m. ET) on Wednesday, August 17, 2011.  The live audio webcast with the corresponding slide presentation will be available at http://www.investorcalendar.com/CEPage.asp?ID=165425 or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Finance
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675